Exhibit 23.3

PricewaterhouseCoopers LLP
One North Wacker
Chicago, IL 60606
Telephone (312) 298 2000
Facsimile (312) 298 2001
www.pwc.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Tower Group, Inc. of our report dated March 6, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in the Specialty Underwriters’ Alliance, Inc. (“SUA”) Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, IL
July 31, 2009